Exhibit 99.1

For Immediate Release	Media Contact:	Hannah Burns
(212) 526-4064

	Investor Contact:	Shaun Butler
(212) 526-8381

LEHMAN BROTHERS REPORTS THIRD QUARTER RESULTS

- Reports Net Income of $916 Million and Net Revenues of $4.2 Billion-

NEW YORK, September 13, 2006 — Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $916 million for the third quarter ended August 31, 2006, or $1.57 per common share (diluted), representing increases of 4% and 7%, respectively, from net income of $879 million, or $1.47 per common share (diluted), reported for the third quarter of fiscal 2005.  Second quarter fiscal 2006 net income was $1.0 billion, or $1.69 per common share (diluted).

For the first nine months of fiscal 2006, the Firm reported record net income of $3.0 billion, or $5.09 per common share (diluted), up 23% and 26%, respectively, from the first nine months of fiscal 2005.

Third Quarter Business Highlights

•                  Reported record quarterly net revenues in Investment Management and Europe

•                  Posted record net revenues in the nine-month period across all segments and regions

•                  Felix G. Rohatyn joined Lehman Brothers as senior advisor to the Chairman and as Chairman of the International Advisory Committees

Chairman and Chief Executive Officer Richard S. Fuld, Jr. said, “Market conditions during the third quarter were clearly more challenging than during the first half of the year. However, despite the market environment and the typically slower activity of the summer months, these results are our best third quarter results ever.  These results also contributed to our best nine months ever, which were driven by record performances across all segments and regions. This performance demonstrates the Firm’s ability to partner with our clients across cycles and to continue to deliver consistent returns to our shareholders.”

Net revenues (total revenues less interest expense) for the third quarter of fiscal 2006 increased to $4.2 billion, up 8% from $3.9 billion in the third quarter of fiscal 2005, and down 5% from $4.4 billion in the second quarter of fiscal 2006.  Net revenues for the first nine months of fiscal 2006 increased 19%, to a record $13.1 billion, from $10.9 billion for the first nine months of fiscal 2005.

Investment Banking revenues decreased 11% to $726 million in the third quarter of fiscal 2006, from $815 million in the third quarter of fiscal 2005, reflecting a decrease in completed M&A transactions and equity origination volumes.  At August 31, 2006, the Investment Banking fee pipeline was at a record level.  Capital Markets net revenues in the third quarter of fiscal 2006 rose 13% to $2.8 billion, compared to $2.5 billion for the same period in fiscal 2005, representing the third highest quarter ever for the segment.  Equities Capital Markets reported strong net revenues of $837 million, up 31% from $637 million in the third quarter of 2005, driven by solid customer flow activity in the cash and prime brokerage businesses.  Fixed Income Capital Markets net revenues increased 6% to $2.0 billion in the third quarter of fiscal 2006 from $1.9 billion in the third quarter of 2005, reflecting record results in real estate and strong results in foreign exchange products, partially offset by lower performances within mortgages, high yield and interest rate products.  Record Investment Management net revenues, which increased 18% to $605 million in the third quarter of fiscal 2006 compared to $511 million a year ago, were attributable to record Private Investment Management revenues, which increased 7% to $256 million from $239 million a year ago, and higher Asset Management revenues. Asset Management reported its second highest revenues ever of $349 million, an increase of 28% from $272 million a year ago.  Assets under management grew to a record $207 billion.

Non-interest expenses for the third quarter of fiscal 2006 were $2.8 billion, compared to $2.6 billion in the third quarter of fiscal 2005 and $2.9 billion in the second quarter of fiscal 2006.  Compensation and benefits as a percentage of net revenues was 49.3% during the third quarter of fiscal 2006, compared to 49.5% during the third quarter of fiscal 2005 and 49.3% in the second quarter of fiscal 2006.  Non-personnel expenses in the third quarter of fiscal 2006 were $751 million, compared to $738 million in the second quarter of fiscal 2006 and $653 million in the third quarter of fiscal 2005.

For the third quarter of fiscal 2006, the Firm’s pre-tax margin was 32.7%, compared to 33.6% in the third quarter of fiscal 2005.  For the third quarter of fiscal 2006, the Firm’s return on average common stockholders’ equity was 21.0%, compared to 23.0% in the third quarter of fiscal 2005, and return on average tangible common stockholders’ equity was 26.1% for the third quarter of fiscal 2006, compared to 29.4% in the third quarter of fiscal 2005.

As of August 31, 2006, Lehman Brothers stockholders’ equity totaled $18.4 billion, and total long-term capital (stockholders’ equity and long-term borrowings, excluding remaining maturities less than twelve months) was approximately $93.9 billion.  Book value per common share was $32.16.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide.  Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity.  The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world.  For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.

Conference Call

A conference call, to discuss the Firm’s financial results and outlook, will be held at 10:00 a.m., EDT today.  The call will be open to the public.  Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or from outside the U.S., 517-623-4500.  The pass code for all callers is LEHMAN.  The conference call will also be accessible through the “Shareholders” section of the Firm’s Web site under the subcategory “Webcasts.”  For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 888-568-0349 (domestic) or 203-369-3465 (international).  The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until 5:00 p.m. EDT on October 13, 2006, and by phone until 11:59 p.m. EDT on October 13, 2006.  Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Firm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

LEHMAN BROTHERS HOLDINGS INC.

SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(Dollars in millions, except per share data)

	At or for the Quarter Ended
	8/31/06	5/31/06	2/28/06	11/30/05	8/31/05
Income Statement
Net Revenues	$4,178	$4,411	$4,461	$3,690	$3,852
Non-Interest Expenses:
Compensation and Benefits	2,060	2,175	2,199	1,798	1,906
Non-personnel Expenses	751	738	711	675	653
Income Before Cumulative Effect of Accounting Change	916	1,002	1,038	823	879
Cumulative Effect of Accounting Change	—	—	47	—	—
Net Income	916	1,002	1,085	823	879
Net Income Applicable to Common Stock	899	986	1,069	807	864

Earnings per Basic Common Share: (a)
Before Cumulative Effect of Accounting Change	$1.66	$1.81	$1.87	$1.46	$1.55
Cumulative Effect of Accounting Change	—	—	$0.09	—	—
Earnings per Basic Common Share	$1.66	$1.81	$1.96	$1.46	$1.55

Earnings per Diluted Common Share: (a)
Before Cumulative Effect of Accounting Change	$1.57	$1.69	$1.75	$1.38	$1.47
Cumulative Effect of Accounting Change	—	—	$0.08	—	—
Earnings per Diluted Common Share	$1.57	$1.69	$1.83	$1.38	$1.47

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized) (b)	21.0%	23.7%	26.7%	20.9%	23.0%
Return on Average Tangible Common Stockholders’ Equity (annualized) (c)	26.1%	29.5%	33.5%	26.5%	29.4%
Pre-tax Margin	32.7%	34.0%	34.8%	33.0%	33.6%
Compensation and Benefits/Net Revenues	49.3%	49.3%	49.3%	48.7%	49.5%
Effective Tax Rate	33.0%	33.1%	33.1%	32.4%	32.0%

Financial Condition
Total Assets	$475,000	$456,202	$439,796	$410,063	$384,295
Net Assets (d)	240,736	240,719	227,048	211,424	194,208
Common Stockholders’ Equity	17,301	16,887	16,398	15,699	15,239
Total Stockholders’ Equity	18,396	17,982	17,493	16,794	16,334
Total Stockholders’ Equity Plus Junior Subordinated Notes(d)	21,088	20,699	20,116	18,820	18,133
Tangible Equity Capital (d)	17,724	17,402	16,834	15,564	14,871
Total Long-Term Capital (e)	93,866	90,502	76,224	70,693	70,784
Book Value per Common Share (f) (a)	32.16	31.08	30.01	28.75	27.46
Gross Leverage Ratio(g)	25.8x	25.4x	25.1x	24.4x	23.5x
Net Leverage Ratio(d)	13.6x	13.8x	13.5x	13.6x	13.1x

Other Data (#s)
Employees	24,775	23,387	22,919	22,919	22,047
Assets Under Management (in billions)	$207	$198	$188	$175	$164
Common Stock Outstanding (in millions) (a)	530.3	540.3	538.3	542.9	538.7
Weighted Average Shares (in millions):(a)
Basic	540.9	545.1	546.3	551.8	557.3
Diluted	573.3	582.8	584.2	585.2	587.4

See Footnotes to Selected Statistical Information on page 6.

LEHMAN BROTHERS HOLDINGS INC.

FOOTNOTES TO SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(a)          Prior period share and earnings per share amounts have been restated to reflect the 2 for 1 stock split on April 28, 2006.

(b)         Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 10.

 (c)       Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 10. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(d)         Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net assets is a measure more useful to investors than total assets when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile and identifiable intangible assets and goodwill. We believe tangible equity capital to be a more representative measure of our equity for purposes of calculating net leverage because such measure includes total stockholders’ equity plus junior subordinated notes, less identifiable intangible assets and goodwill. We believe total stockholders’ equity plus junior subordinated notes to be a more meaningful measure of our equity because the junior subordinated notes are subordinated and have maturities at issuance from 30 to 49 years. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. See the reconciliation on page 12. Further, we do not view the amount of equity used to support identifiable intangible assets and goodwill as available to support our remaining net assets. Accordingly, we believe net leverage, based on net assets divided by tangible equity capital, both as defined above, to be a more meaningful measure of leverage to evaluate companies in the securities industry. These definitions of net assets, tangible equity capital and net leverage are used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly titled measures provided by other companies in the securities industry because of different methods of calculation.

(e)          Total long-term capital includes long-term borrowings (excluding any borrowings with remaining maturities under twelve months) and total stockholders’ equity. We believe total long-term capital is useful to investors as a measure of our financial strength.

(f)            The book value per common share calculation includes amortized restricted stock units granted under stock award programs.

(g)  Gross leverage ratio is defined as total assets divided by total stockholders’ equity.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Quarter Ended			% Change from
	Aug 31,	May 31,	Aug 31,	May 31,	Aug 31,
	2006	2006	2005	2006	2005
Revenues:
Principal transactions	$2,204	$2,506	$2,085
Investment banking	726	741	815
Commissions	564	587	420
Interest and dividends	7,867	7,327	5,078
Asset management and other	366	354	241
Total revenues	11,727	11,515	8,639
Interest expense	7,549	7,104	4,787
Net revenues	4,178	4,411	3,852	(5)%	8%

Non-interest expenses:
Compensation and benefits	2,060	2,175	1,906
Technology and communications	247	238	217
Brokerage, clearance and distribution fees (a)	164	158	138
Occupancy	128	139	122
Professional fees	90	83	72
Business development	77	74	56
Other (a)	45	46	48
Total non-interest expenses	2,811	2,913	2,559	(4)%	10%
Income before provision for income taxes	1,367	1,498	1,293
Provision for income taxes	451	496	414
Net income	$916	$1,002	$879	(9)%	4%
Net income applicable to common stock	$899	$986	$864	(9)%	4%

Earnings per common share: (b)
Basic	$1.66	$1.81	$1.55	(8)%	7%
Diluted	$1.57	$1.69	$1.47	(7)%	7%

(a)          Amounts for the quarter ended August 31, 2005 have been reclassified to conform to the August 31, 2006 presentation.

(b)         Prior period earnings per share amounts have been restated to reflect the 2 for 1 stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Nine Months Ended		% Change from
	Aug 31,	Aug 31,	Aug 31,
	2006	2005	2005
Revenues:
Principal transactions	$7,183	$5,924
Investment banking	2,302	2,077
Commissions	1,623	1,252
Interest and dividends	21,386	13,416
Asset management and other	1,055	696
Total revenues	33,549	23,365
Interest expense	20,499	12,425
Net revenues	13,050	10,940	19%

Non-interest expenses:
Compensation and benefits	6,434	5,415
Technology and communications	713	612
Brokerage, clearance and distribution fees (a)	463	408
Occupancy	408	364
Professional fees	245	203
Business development	211	170
Other (a)	160	156
Total non-interest expenses	8,634	7,328	18%
Income before taxes and cumulative effect of accounting change	4,416	3,612
Provision for income taxes	1,460	1,175
Income before cumulative effect of accounting change	2,956	2,437	21%
Cumulative effect of accounting change	47	—
Net income	$3,003	$2,437	23%
Net income applicable to common stock	$2,954	$2,383	24%

Earnings per basic common share: (b)
Before cumulative effect of accounting change	$5.34	$4.27
Cumulative effect of accountingchange	.09	—
Earnings per basic common share	$5.43	$4.27	27%

Earnings per diluted common share: (b)
Before cumulative effect of accounting change	$5.01	$4.05
Cumulative effect of accounting change	.08	—
Earnings per diluted common share	$5.09	$4.05	26%

(a)          Prior period amounts have been reclassified to conform to the August 31, 2006 presentation.

(b)         Prior period earnings per share amounts have been restated to reflect the 2 for 1 stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.

SEGMENT NET REVENUE INFORMATION

(Preliminary and Unaudited)

(In millions)

	Quarter Ended			% Change from
	Aug 31,	May 31,	Aug 31,	May 31	Aug 31,
	2006	2006	2005	2006	2005
Investment Banking:
Global Finance - Debt	$348	$289	$336
Global Finance - Equity	183	208	255
Advisory Services	195	244	224
Total	726	741	815	(2)%	(11)%

Capital Markets:
Fixed Income	2,010	2,200	1,889
Equities	837	878	637
Total	2,847	3,078	2,526	(8)%	13%

Investment Management:
Asset Management	349	347	272
Private Investment Management	256	245	239
Total	605	592	511	2%	18%

Total Net Revenues	$4,178	$4,411	$3,852	(5)%	8%

	Nine Months Ended		% Change from
	Aug 31,	Aug 31,	Aug 31,
	2006	2005	2005

Investment Banking:
Global Finance - Debt	$1,047	$972
Global Finance - Equity	590	615
Advisory Services	665	490
Total	2,302	2,077	11%

Capital Markets:
Fixed Income	6,312	5,710
Equities	2,659	1,733
Total	8,971	7,443	21%

Investment Management:
Asset Management	1,064	761
Private Investment Management	713	659
Total	1,777	1,420	25%

Total Net Revenues	$13,050	$10,940	19%

LEHMAN BROTHERS HOLDINGS INC.

RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS’ EQUITY TO

AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY

(Preliminary and Unaudited)

(In millions)

	Quarter Ended
	Aug 31,	May 31,	Feb 28,	Nov 30,	Aug 31,
	2006	2006	2006	2005	2005
Average common stockholders’ equity	$17,094	$16,643	$16,049	$15,469	$15,011
Less: average identifiable intangible assets and goodwill	(3,331)	(3,290)	(3,269)	(3,259)	(3,274)
Average tangible common stockholders’ equity	$13,763	$13,353	$12,780	$12,210	$11,737

LEHMAN BROTHERS HOLDINGS INC.

ASSETS UNDER MANAGEMENT

(Preliminary and Unaudited)

(In billions)

	At
	Aug 31,	May 31,	Aug 31,
Composition of Assets Under Management	2006	2006	2005

Equity	$87	$86	$70
Fixed Income	58	56	53
Money Markets	43	38	26
Alternative Investments	19	18	15
Assets Under Management	$207	$198	$164

	Quarter Ended
	Aug 31,	May 31,	Aug 31,
Assets Under Management Rollforward	2006	2006	2005

Balance, beginning of period	$198	$188	$151
Net additions	6	9	7
Net market appreciation	3	1	6
Total increase	9	10	13
Balance, end of period	$207	$198	$164

LEHMAN BROTHERS HOLDINGS INC.

GROSS LEVERAGE and NET LEVERAGE CALCULATIONS

(Preliminary and Unaudited)

(In millions)

	Aug 31,	May 31,	Feb 28,	Nov 30,	Aug 31,
	2006	2006	2006	2005	2005
Net assets:
Total assets	$475,000	$456,202	$439,796	$410,063	$384,295
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(5,700)	(6,810)	(5,569)	(5,744)	(4,531)
Securities received as collateral	(5,000)	(5,382)	(5,001)	(4,975)	(5,419)
Collateralized agreements	(220,200)	(199,994)	(198,896)	(184,664)	(176,875)
Identifiable intangible assets and goodwill	(3,364)	(3,297)	(3,282)	(3,256)	(3,262)
Net assets	$240,736	$240,719	$227,048	$211,424	$194,208

Tangible equity capital:
Total stockholders’ equity	$18,396	$17,982	$17,493	$16,794	$16,334
Junior subordinated notes	2,692	2,717	2,623	2,026	1,799
Less: Identifiable intangible assets and goodwill	(3,364)	(3,297)	(3,282)	(3,256)	(3,262)
Tangible equity capital	$17,724	$17,402	$16,834	$15,564	$14,871

Gross leverage (total assets / total stockholders’ equity)	25.8x	25.4x	25.1x	24.4x	23.5x

Net leverage (net assets / tangible equity capital)	13.6x	13.8x	13.5x	13.6x	13.1x